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Exhibit 99.4

To: Common Stockholders of Forestar Group Inc.

Subject: Election Form and Letter of Transmittal for the Merger between Forestar Group Inc. ("Forestar") and a wholly owned subsidiary of D.R. Horton, Inc. ("D.R. Horton")

        Pursuant to that certain Agreement and Plan of Merger, dated as of June 29, 2017, as it may be amended from time to time (the "Merger Agreement"), among D.R. Horton, Force Merger Sub, Inc. ("Merger Sub"), a wholly owned subsidiary of D.R. Horton, and Forestar, Merger Sub will merge with and into Forestar (the "Merger") and Forestar will continue as the surviving entity in the Merger, subject to certain closing conditions, including the receipt of stockholder approval. Following the effective time of the Merger, as a result of the Merger, D.R. Horton will own approximately 75% of Forestar's common stock and Forestar stockholders immediately prior to the Merger will own approximately 25% of Forestar's common stock. We are sending you the enclosed Election Form and Letter of Transmittal (the "Election Form") for your use in making an election as to how you would like to be paid for the existing shares of Forestar common stock that you hold as of the effective time of the Merger. If the Merger is completed, for each existing share of Forestar common stock that you own, unless you have properly exercised your appraisal rights with respect to such shares, you will be entitled to elect to receive either (i) an amount in cash equal to $17.75, without interest and less applicable withholding taxes (the "cash consideration"), or (ii) one new share of Forestar common stock (the "stock consideration"), in each case subject to proration such that D.R. Horton will buy approximately 75% of the new shares of Forestar common stock for cash. You may also decide not to make an election with respect to the form of merger consideration you will receive.

        Forestar is holding a special meeting of stockholders on October 3, 2017 (the "Special Meeting") for its stockholders to vote on a proposal to adopt the Merger Agreement and approve the Merger. Forestar and Computershare Inc., the exchange agent (the "Exchange Agent"), are sending you the Election Form in advance of the Special Meeting so that you can timely return the Election Form. If the conditions to the closing of the Merger are not satisfied, including because Forestar stockholders do not approve the Merger Agreement, the Election Form will not be given effect, and you will continue to own your shares of Forestar common stock as you currently own them and any certificates for Forestar common stock will be returned to you.

        It is important that you respond to the enclosed Election Form and indicate your preference as to the type of payment you wish to receive should Forestar stockholders approve the Merger and the Merger closes. Any election you make will be subject to the proration and adjustment procedures contemplated by the Merger Agreement. You should refer to the Merger Agreement and the proxy statement/prospectus prepared in connection with the Merger (the "Proxy Statement/Prospectus") that is being mailed to you under separate cover if you have any questions about the proration and adjustment procedures that the Exchange Agent will follow in making any adjustments to the elections you make on your Election Form. A copy of the Merger Agreement is attached to the Proxy Statement/Prospectus. If you do not mark one of the election boxes on the Election Form, your shares will be deemed "non-election" shares and will be converted into the right to receive the stock consideration or the cash consideration according to the proration and allocation rules specified in the Merger Agreement.

        To be effective, this Election Form must be received by the Exchange Agent, by no later than 5:00 p.m., Eastern Time on the sixth business day prior to the closing of the Merger, unless extended (the "Election Deadline"). D.R. Horton and Forestar will issue a press announcing the Election Deadline not more than 15 business days before, and at least five business days before, the Election Deadline. The Election Deadline could be as early as September 27, 2017, although the Election Deadline is based on the closing of the Merger, which remains subject to various conditions, including, among other things, receipt of the requisite approval of stockholders of Forestar. There can be no assurance as to the timing of the closing of the Merger or as to whether the Merger will be approved by stockholders of Forestar.

        If you have any questions regarding the instructions in this letter or in the Election Form or need additional copies of such documents, please contact D. F. King & Co., Inc. in its capacity as the Information Agent as soon as possible and they will assist you in properly completing the Election Form. Banks and brokers may call the Information Agent at (212) 269-5550. All others may contact the Information Agent toll free at (800) 290-6431. Nevertheless, please carefully follow the instructions in the Election Form and return a properly completed Election Form by the Election Deadline in order for your election to be valid. Holders of existing shares of Forestar common stock who hold such shares in certificated form must also include with their completed Election Form the certificate(s) representing all their existing shares of Forestar common stock to which the Election Form relates. Holders of existing shares of Forestar common stock who hold such shares in electronic, book-entry form do not need to include any certificate(s) and simply need to return the completed Election Form.

If delivering by U.S. mail:	If delivering by Overnight Courier or Express Mail:
Computershare Trust Company, N.A.	Computershare Trust Company, N.A.
c/o Voluntary Corporate Actions	c/o Voluntary Corporation Actions
P.O. Box 43011	250 Royall Street, Suite V
Providence, RI 02940-3011	Canton, MA 02021

Forward-Looking Statements

        Portions of this letter and the accompanying materials may constitute "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. Although Forestar believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to Forestar on the date of this document. Neither D.R. Horton nor Forestar undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Some forward-looking statements discuss D.R. Horton's and Forestar's plans, strategies and intentions. They use words such as "expects," "may," "will," "believes," "should," "would," "could," "approximately," "anticipates," "estimates," "targets," "intends," "likely," "projects," "positioned," "strategy," "future," and "plans." In addition, these words may use the positive or negative or other variations of those terms. Forward-looking statements in this document include, but are not limited to, statements regarding the expected effects on D.R. Horton and Forestar of the proposed Merger, and Master Supply Agreement, the anticipated timing and benefits of the Merger and related transactions, including future financial and operating results, and D.R. Horton's and Forestar's plans, objectives, expectations and intentions. Forward-looking statements also include all other statements in this document that are not historical facts.

        Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: Forestar's ability to obtain requisite approval from its stockholders, D.R. Horton's and Forestar's ability to satisfy the conditions to closing of the proposed Merger; other risks related to the completion of the proposed Merger and actions related thereto; there may be a material adverse change of Forestar or the business of Forestar may suffer as a result of uncertainty surrounding the transaction; the transaction may involve unexpected costs, liabilities or delays; legal proceedings may be initiated related to the transaction; changes in federal or state laws or regulation may occur; the cyclical nature of the homebuilding industry and changes in economic, real estate and other conditions; constriction of the credit markets, which could limit D.R. Horton's and Forestar's ability to access capital and increase their respective costs of capital; reductions in the availability of mortgage financing provided by government agencies, changes in government financing programs, a decrease in D.R. Horton's ability to sell mortgage loans on attractive terms or an increase in mortgage interest rates; the risks associated with Forestar's and

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D.R. Horton's land and lot inventory; home warranty and construction defect claims; the effects of a health and safety incident; the effects of negative publicity; supply shortages and other risks of acquiring land, building materials and skilled labor; the impact of an inflationary, deflationary or higher interest rate environment; reductions in the availability of performance bonds; increases in the costs of owning a home; the effects of governmental regulations and environmental matters on our homebuilding operations; the effects of governmental regulations on our financial services operations; our significant debt and our ability to comply with related debt covenants, restrictions and limitations; competitive conditions within the homebuilding and financial services industries; D.R. Horton's and Forestar's ability to execute our growth strategies, acquisitions or investments successfully; the effects of the loss of key personnel; and information technology failures and data security breaches. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton's and Forestar's respective annual reports on Form 10-K and their respective most recent quarterly reports on Form 10-Q, all of which are filed with the Securities and Exchange Commission (the "SEC"). There can be no assurance that the Merger will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the Merger will be realized.

Additional Information

        This communication may be deemed to be solicitation material in respect of the Merger. In connection with the Merger, a Registration Statement on Form S-4 (the "Registration Statement") has been filed with the SEC containing a prospectus with respect to the new Forestar common stock to be issued in the Merger and a proxy statement of Forestar in connection with the Merger, a copy of which is being mailed to Forestar's stockholders under separate cover. SECURITY HOLDERS ARE ADVISED TO READ CAREFULLY THE PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT FORESTAR HAS FILED OR MAY FILE WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER, OR WHICH ARE INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The Registration Statement, Proxy Statement/Prospectus and other relevant documents are available at no cost at the SEC's website at http://www.sec.gov. Investors may also obtain Forestar's SEC filings in connection with the Merger, free of charge, from Forestar's Web site (www.forestargroup.com) under the link "Investor Relations" and then under the link "Financial and SEC Reporting" and then under the tab "SEC Filings," or by directing a request to Forestar, Charles D. Jehl, Chief Financial Officer.

        D.R. Horton, Forestar and their respective directors and certain of their executive officers may be deemed to be participants in any solicitation in connection with the proposed Merger. Information regarding D.R. Horton's directors and executive officers is available in D.R. Horton's proxy statement for the 2017 Annual Meeting of Stockholders, filed with the SEC on December 9, 2016. Information regarding Forestar's directors and executive officers is available in Forestar's proxy statement for the 2017 Annual Meeting of Stockholders, filed with the SEC on March 28, 2017. These documents can be obtained free of charge from the sources indicated above. Other information regarding D.R. Horton and Forestar participants in any proxy solicitation in connection with the proposed Merger and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Proxy Statement/Prospectus and other relevant materials filed with the SEC.

        This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

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[Name of Stockholder]
[Address]
[Address]
[Address]

ELECTION FORM AND LETTER OF TRANSMITTAL

TIME SENSITIVE INFORMATION. YOUR IMMEDIATE ATTENTION IS NECESSARY. PLEASE
COMPLETE AND RETURN PROMPTLY IN ACCORDANCE WITH THE ENCLOSED
INSTRUCTIONS.

To accompany certificates, if any, of common stock, par value $1.00 per share, of Forestar Group Inc.

        This Election Form and Letter of Transmittal (the "Election Form") is being delivered in connection with the Agreement and Plan of Merger, dated June 29, 2017 (the "Merger Agreement"), by and among D.R. Horton, Inc. ("D.R. Horton"), Force Merger Sub, Inc., a wholly owned subsidiary of D.R. Horton ("Merger Sub"), and Forestar Group Inc. ("Forestar"), pursuant to which Merger Sub will merge with and into Forestar (the "Merger") and Forestar will continue as the surviving entity in the Merger. This Election Form permits you to make an election as to the type of consideration (cash and/or new shares of Forestar common stock) that you wish to receive in connection with the Merger. This Election Form may be used to make an election with respect to existing shares of Forestar common stock that you hold, as listed below. You may receive additional Election Forms with respect to existing shares of Forestar common stock held by you in another manner or in another name. To be effective, this Election Form must be received by Computershare, the Exchange Agent, by no later than 5:00 p.m., Eastern Time on the sixth business day prior to the closing of the Merger, unless extended (the "Election Deadline"). D.R. Horton and Forestar will issue a press announcing the Election Deadline not more than 15 business days before, and at least five business days BEFORE, the Election Deadline. The Election Deadline could be as early as September 27, 2017, although the Election Deadline is based on the closing of the Merger, which remains subject to various conditions, including, among other things, receipt of the requisite approval of stockholders of Forestar. There can be no assurance as to the timing of the closing of the Merger or as to whether the Merger will be approved by stockholders of Forestar. With respect to certificated shares, this Election Form must be received by Computershare together with the certificate(s) representing all existing shares of Forestar common stock to which this Election Form relates. Any shares held beneficially through a broker, bank or other nominee, including through The Depository Trust Company, must be submitted by your broker, bank or other nominee.

Your Forestar Stock Certificates:

        Please locate and surrender the listed certificates.

Certificate Numbers	Shares	Certificate Numbers	Shares

        Complete the box(es) on page 4 to make an election. The undersigned understands and acknowledges that this election is subject to the terms, conditions and limitations set forth in the Merger Agreement and this Election Form. In particular, all elections are subject to proration and adjustment procedures in the Merger Agreement, such that following the effective time of the Merger, as a result of the Merger, D.R. Horton will own approximately 75% of Forestar's common stock and Forestar stockholders immediately prior to the Merger will own approximately 25% of Forestar's common stock. Therefore, there is no assurance that you will receive your election choices. Refer to the Proxy Statement/Prospectus (as defined below) that is being mailed to you under separate cover for a further description of these proration and adjustment procedures. None of Forestar, its board of directors or D.R. Horton makes any recommendation about whether any Forestar stockholder should make an election to receive the cash consideration, the stock consideration or, if electing for multiple shares, a combination of the two, or no election. Each holder of shares of Forestar common stock must make his or her own decision about whether to make an election and, if so, what election to make.

        If you fail to make a valid election for any reason, your shares of Forestar common stock will be considered "non-election" shares and will be converted into the right to receive the stock consideration or the cash consideration according to the allocation procedures specified in the Merger Agreement. Generally, in the event one form of merger consideration (i.e., cash or new shares of Forestar common stock) is undersubscribed, shares of Forestar common stock for which no election was validly made will be allocated to that form of merger consideration pursuant to the proration and adjustment procedures. Although electing one form of merger consideration will not guarantee that you will receive that form of merger consideration for all of your shares of Forestar common stock, in the event proration is necessary, electing shares will be allocated the undersubscribed form of merger consideration only after such form of merger consideration is allocated to "non-election" shares.

Additional Information

        This election form may be deemed to be solicitation material in respect of the Merger. In connection with the Merger, Forestar filed a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission ("SEC") containing a prospectus with respect to the new Forestar common stock to be issued in the Merger and a proxy statement of Forestar in connection with the Merger (the "Proxy Statement/Prospectus"), a copy of which is being mailed to Forestar's stockholders under separate cover. STOCKHOLDERS ARE ADVISED TO READ CAREFULLY THE PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT FORESTAR HAS FILED OR MAY FILE WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER, OR WHICH ARE INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The Proxy Statement/Prospectus and other relevant documents are available at no cost at the SEC's website at http://www.sec.gov. Investors may also obtain Forestar's SEC filings in connection with the Merger, free of charge, from Forestar's Web site (www.forestargroup.com) under the link "Investor Relations" and then under the link "Financial and SEC Reporting" and then under the tab "SEC Filings," or by directing a request to Forestar, Charles D. Jehl, Chief Financial Officer.

        D.R. Horton, Forestar and their respective directors and certain of their executive officers may be deemed to be participants in any solicitation in connection with the proposed Merger. Information regarding D.R. Horton's directors and executive officers is available in D.R. Horton's proxy statement for the 2017 Annual Meeting of Stockholders, filed with the SEC on December 9, 2016. Information regarding Forestar's directors and executive officers is available in Forestar's proxy statement for the 2017 Annual Meeting of Stockholders, filed with the SEC on March 28, 2017. These documents can be obtained free of charge from the sources indicated above. Other information regarding D.R. Horton and Forestar participants in any proxy solicitation in connection with the proposed Merger and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Proxy Statement/Prospectus and other relevant materials filed with the SEC.

        This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

        A special meeting of Forestar's stockholders of record as of August 21, 2017 has been scheduled for October 3, 2017 for purposes of obtaining Forestar stockholders' approval of the Merger and the other transactions discussed in the Proxy Statement/Prospectus (the "Forestar Special Meeting"). You should receive under separate cover a package containing the definitive Proxy Statement/Prospectus (which includes a copy of the Merger Agreement as Annex A thereto) as well as a proxy card to vote your shares of Forestar common stock at the Forestar Special Meeting.

 ELECTION OPTIONS

        I hereby elect to receive the following as consideration for my existing shares of Forestar common stock, subject to proration, as set forth in the Merger Agreement (Mark only ONE box):

        ALL STOCK ELECTION (one new share of Forestar common stock for EACH existing share of Forestar common stock (the "stock consideration"))

        ☐ Mark this box to elect to make a stock election with respect to ALL of your existing shares of Forestar common stock.

        ALL CASH ELECTION (an amount in cash equal to $17.75 for EACH existing share of Forestar common stock (the "cash consideration"))

        ☐ Mark this box to elect to make a cash election with respect to ALL of your existing shares of Forestar common stock.

        MIXED ELECTION (stock consideration for some of your existing shares of Forestar common stock and cash consideration for the remainder of your existing shares of Forestar common stock)

☐	Mark this box to elect to make a stock election with respect to a portion of your existing Forestar common stock (one new share of Forestar common stock per existing share of Forestar common stock) and a cash election with respect to the remainder of your existing Forestar common stock (cash equal to $17.75 per existing share of Forestar common stock). Please fill in the blank to the right to designate the whole number of existing shares of Forestar common stock that you want converted into the right to receive stock consideration. If you designate a number of shares greater than the total number of shares listed on the first page of this Election Form, you will be deemed to have made an ALL STOCK ELECTION. By checking this box, you will be deemed to have made a cash election for your remaining shares of Forestar common stock.

        NO ELECTION (No preference with respect to the receipt of new shares of Forestar common stock, cash or a combination of stock and cash)

        ☐ Mark this box to make no election with respect to your existing shares of Forestar common stock.

        You will be deemed to have made a "NO ELECTION" and your shares will be treated as "non-election" shares if:

  A.
  You fail to follow the instructions on the Election Form or otherwise fail to properly make an election;

  B.
  A properly completed Election Form together with your stock certificate(s), if any, or a properly completed Notice of Guaranteed Delivery, is not actually received by the Exchange Agent on or before the Election Deadline;

  C.
  You properly and timely revoke a prior election without making a new election; or

  D.
  You check the "No Election" box above.

        IMPORTANT: Immediately following the effective time of the Merger, as a result of the Merger, D.R. Horton will own approximately 75% of Forestar's common stock and Forestar stockholders immediately prior to the Merger will own approximately 25% of Forestar's common stock. The proration mechanic is fixed in the Merger Agreement and will not be adjusted for changes in the business, financial condition or operating results of Forestar or changes in the market price of Forestar common stock. As a result, the value of the consideration when received may be different than its estimated value at the time you make your election. The tax consequences of the Merger to you will depend on whether you receive new shares of Forestar common stock, cash or a combination thereof for your existing Forestar common stock. You should consult your tax advisor before making an election.

        The undersigned represents and warrants that the undersigned has full power and authority to submit, sell, assign and transfer the above described shares of Forestar common stock. The undersigned irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned with full power of substitution to exchange existing shares of Forestar common stock, including any certificates representing such shares together with accompanying evidence of transfer and authenticity, for new shares of Forestar common stock or cash, as set forth under "Election Procedures" in the Merger Agreement. Delivery of any enclosed certificate(s) shall be effected, and the risk of loss and title to such certificate(s) shall pass, only upon proper delivery thereof to the Exchange Agent. All authority herein conferred shall survive the death or incapacity of, and any obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of, the undersigned.

        SIGNATURE(S) REQUIRED.    Signature of Registered Holder(s) or Agent

        Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on the stock certificate(s) or the electronic book-entry account. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation or other person acting in a fiduciary or representative capacity, please set forth full title. See Instructions B.1 and B.2.

Signature of owner	Signature of co-owner, if any
Area Code/Phone Number

        MEDALLION SIGNATURE(S) GUARANTEED (IF REQUIRED) See Instruction B.6.

        Required only if Special Payment and Delivery Form is completed.

Authorized Signature
Name of Firm
Address of Firm—Please Print

 SPECIAL PAYMENT AND DELIVERY FORM

        The consideration for your existing shares of Forestar common stock will be issued in the name and address provided on the Election Form unless instructions are given in the boxes below.

Special Payment and Issuance Instructions (See Instructions B.1, B.2, and B.6)	Special Delivery Instructions (See Instruction B.2 and B.4)
To be completed ONLY if the consideration is to be issued in the name of someone other than the current registered holder(s) as stated on the front page of the Election Form.	To be completed ONLY if the consideration is to be delivered to someone other than the current registered holder(s) or delivered to an address that is different than the address listed on the front page of the Election Form.
Name(s):	Name(s):
(Please Print)	(Please Print)
Address:	Address:

Telephone Number:	Telephone Number:

Also: Sign and provide your tax ID number on the Substitute Form W-9 provided herein or complete the appropriate Internal Revenue Service Form W-8, as applicable.

 INSTRUCTIONS

A.    Special Conditions

1.
Time in which to Make an Election.    To be effective, a properly completed Election Form and Letter of Transmittal (an "Election Form") must be received by Computershare, the Exchange Agent, no later than 5:00 p.m., Eastern Time, on the sixth business day prior to the closing of the Merger, unless extended (the "Election Deadline"). The Election Deadline could be as early as September 27, 2017, although the Election Deadline is based on the closing of the Merger, which remains subject to various conditions, including, among other things, receipt of the requisite approval of stockholders of Forestar. There can be no assurance as to the timing of the closing of the Merger or as to whether the Merger will be approved by stockholders of Forestar or as to whether the required regulatory approvals will be received. D.R. Horton and Forestar will issue a press release announcing the Election Deadline not more than 15 business days before, and at least five business days before, the Election Deadline. Holders of existing shares of Forestar common stock who hold such shares in certificated form must also include with their completed Election Form the certificate(s) representing all their existing shares of Forestar common stock to which the Election Form relates. Holders of existing shares of Forestar common stock who hold such shares in electronic, book-entry form do not need to include any certificate(s) and simply need to return the completed Election Form. The shares of Forestar stockholders who do not properly and timely make an election as provided in the preceding sentences or who properly and timely revoke a prior election will be considered "non-election" shares. See Instruction A.7 below. You understand and acknowledge that you will not receive the merger consideration unless and until the Merger is complete and the Exchange Agent has received from you all necessary documentation.

2.
Certificates and Shares held by the Exchange Agent.    The Election Form will indicate the number of shares you hold either in certificated form or in electronic, book-entry form.

3.
Election Options.    On page 4 of the Election Form, under "Election Options," indicate whether you would like to receive in exchange for your existing shares of Forestar common stock, (i) only new shares of Forestar common stock, (ii) only cash, (iii) a combination of new shares of Forestar common stock and cash or (iv) "No Election." Mark only one box. The Merger Agreement limits the amount of cash that can be paid in the Merger, and it thus may not be possible for all elections to be honored in full.

4.
Change or Revocation of Election.    A holder of existing shares of Forestar common stock who has made an election may at any time prior to the Election Deadline change such election by submitting to the Exchange Agent a revised Election Form, properly completed and signed, that is received by the Exchange Agent prior to the Election Deadline.

5.
Joint Forms of Election.    Holders of existing shares of Forestar common stock who make a joint election will be considered to be a single holder of such shares. An Election Form including such a joint election ("Joint Election Form") may be submitted only by persons submitting certificates registered in different forms of the same name (e.g., "John Smith" on one certificate and "J. Smith" on another) and by persons who may be considered to own each other's shares by reason of the ownership attribution rules contained in Section 318(a) of the Internal Revenue Code of 1986, as amended. If the Election Form is submitted as a Joint Election Form, each record holder of existing shares of Forestar common stock covered thereby must properly sign the Election Form in accordance with Instruction B.1, attaching additional sheets if necessary. The signatures of such holders will be deemed to constitute a certification that the persons submitting a Joint Election Form are eligible to do so.

6.
Forms of Election for Nominees.    Any record holder of existing shares of Forestar common stock who is a nominee may submit one or more Election Forms, indicating on the form or forms a combination of elections covering up to the aggregate number of existing shares of Forestar common stock owned by such record holder. However, upon request, any such record holder will be required to certify that such record holder holds such existing shares of Forestar common stock as nominee for the beneficial owners of such shares. Each beneficial owner for whom such an Election Form is so submitted will be treated as a separate stockholder of Forestar for purposes of allocation of new shares of Forestar common stock and cash payments to be issued upon consummation of the Merger.

7.
Shares as to Which No Election is Made.    If a Forestar stockholder marks the "No Election" box on the Election Form or if the Exchange Agent does not receive a properly completed Election Form from a Forestar stockholder, together with any Forestar stock certificate(s) (or a properly completed notice of guaranteed delivery) or, in the case of uncertificated shares, all additional documents specified in the instructions included with the Election Form, by the Election Deadline, such stockholder's shares of Forestar common stock will be considered "non-election" shares and will be converted into the right to receive the stock consideration or the cash consideration according to the proration and adjustment procedures specified in the Merger Agreement. Generally, in the event one form of merger consideration (i.e., cash or new shares of Forestar common stock) is undersubscribed, shares of Forestar common stock for which no election was validly made will be allocated to that form of merger consideration pursuant to the proration and adjustment procedures. Although electing one form of merger consideration will not guarantee that you will receive that form of merger consideration for all of your shares of Forestar common stock, in the event proration is necessary, electing shares will be allocated the undersubscribed form of merger consideration only after such form of merger consideration is allocated to "non-election" shares.

8.
Termination of Merger Agreement.    In the event of termination of the Merger Agreement, the Exchange Agent will promptly return certificates representing Forestar common stock after being notified of such termination by D.R. Horton or Forestar. In such event, shares of Forestar common stock held through nominees are expected to be available for sale or transfer promptly following the termination of the Merger Agreement. Certificates representing shares of Forestar common stock held directly by Forestar stockholders will be returned by registered mail.

9.
Method of Delivery.    Your election materials may be sent to the Exchange Agent at one of the addresses provided below. Please ensure sufficient time so that the election materials are received by the Exchange Agent on or prior to the Election Deadline.

If delivering by U.S. mail:	If delivering by courier:
Computershare Trust Company, N.A.	Computershare Trust Company, N.A.
c/o Voluntary Corporate Actions	c/o Voluntary Corporation Actions
P.O. Box 43011	250 Royall Street, Suite V
Providence, RI 02940-3011	Canton, MA 02021

        By signing and delivering this Election Form and surrendering the certificate(s) of Forestar common stock herewith delivered to the Exchange Agent, the undersigned hereby forever waives any and all rights of appraisal and any dissenters' rights to which the undersigned may have been entitled pursuant to Section 262 of the Delaware General Corporation Law with respect to the transactions contemplated by the Merger Agreement and withdraws any and all written objections to the transactions contemplated thereby and/or demands for appraisal, if any, with respect to the shares of Forestar common stock.

        Do not send your election materials to D.R. Horton, Forestar or D. F. King & Co., Inc. in its capacity as the Information Agent, because they will not be forwarded to the Exchange Agent, and your election will be invalid. The method of delivery is at the option and risk of the electing stockholder. Registered mail, appropriately insured, with return receipt requested, is suggested. Delivery shall be effected, and risk of loss and title will pass, only upon proper delivery of the certificate(s) to the Exchange Agent.

B.    General

1.
Signatures.    The signature (or signatures, in the case of certificates owned by two or more joint holders of certificates for which a Joint Election Form is submitted) on the Election Form must correspond exactly with the name(s) as written on the face of the certificate(s) or book-entry account unless the shares of Forestar common stock described on this Election Form have been assigned by the registered holder(s), in which event the Election Form must be signed in exactly the same form as the name of the last transferee indicated on the transfer attached to or endorsed on the certificate(s) or book-entry account. If the Election Form is signed by a person other than the registered owner of the certificate(s) listed, the certificate(s) must be endorsed or accompanied by appropriate stock power(s), in either case signed by the registered owner(s) in the name(s) that appear on the certificate(s), and the signature(s) appearing on such endorsement(s) or stock power(s) and on the Election Form must be guaranteed by an Eligible Institution (as defined in B.6 below). If the Election Form is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or by any others acting in a representative or fiduciary capacity, the person signing, unless he or she is the registered owner, must give such person's full title in such capacity, and appropriate evidence of authority to act in such capacity must be forwarded to the Exchange Agent with the Election Form. The certificate(s) may be surrendered by a firm acting as agent for the registered holder(s) if such firm is a member of a registered National Securities Exchange or of the FINRA or is a commercial bank or trust company in the United States.

2.
Special Payment and Issuance Instructions.    If checks are to be payable or new shares of Forestar common stock are to be issued to the order of or registered in other than exactly the name(s) that appears(s) on the Election Form, the signature(s) on the Election Form must be guaranteed by an Eligible Institution (defined in B.6 below), and any certificate(s) representing such shares must be accompanied by appropriate signed stock power(s), and the signature(s) appearing on such stock power(s) must also be guaranteed by an Eligible Institution (defined in B.6 below). Please also complete the SPECIAL PAYMENT AND DELIVERY FORM that is part of the Election Form.

3.
Stock Transfer Taxes.    It will be a condition to the issuance of any check or new shares of Forestar common stock in any name(s) other than the name(s) in which the existing shares of Forestar common stock is (are) registered that the person(s) requesting the issuance of such check or new shares of Forestar common stock either pay to the Exchange Agent any transfer or other taxes required by reason of such issuance, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

4.
Special Delivery Instructions.    If checks or certificates representing new shares of Forestar common stock are to be delivered to someone other than the registered holder(s), or to the registered holder(s) at an address other than that appearing on the Election Form, please complete the Special Delivery Instructions box located on the SPECIAL PAYMENT AND DELIVERY FORM that is part of the Election Form.

5.
Lost Certificate.    If your certificate(s) representing existing shares of Forestar common stock has (have) been lost, stolen or destroyed, contact the Transfer Agent, Computershare, at (877) 373-6374 or (781) 575-2723 prior to submitting the Election Form.

6.
Guarantee of Signatures.    No signature guarantee is required on this Election Form if (a)(i) the Election Form is signed by the registered holder(s) (including any participant in the book-entry transfer facility's systems whose name appears on a security position listing as the owner of such shares) of shares surrendered with this Election Form and (ii) such registered holder has not completed either the box entitled "Special Delivery Instructions" or the box entitled "Special Payment and Issuance Instructions" on the SPECIAL PAYMENT AND DELIVERY FORM; or (b) such shares are surrendered for the account of a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents' Medallion Program (each, an "Eligible Institution"). In all other cases, all signatures must be guaranteed by an Eligible Institution.

7.
Book-entry Shares.    Your existing shares of Forestar common stock that have been issued through Forestar's direct registration service program, an electronic, book-entry system that records stock ownership in place of traditional stock certificates, still require you to complete and deliver the Election Form should you wish to participate in the election.

8.
Notice of Guaranteed Delivery.    If your existing Forestar stock certificate(s) cannot be delivered to the Exchange Agent by the Election Deadline or the procedure for book entry transfer to the Exchange Agent's account at The Depository Trust Company cannot be completed prior to the Election Deadline, you may still submit an election by properly completing and duly executing the enclosed Notice of Guaranteed Delivery and returning it, along with this Election Form, to the Exchange Agent prior to the Election Deadline.

 FREQUENTLY ASKED QUESTIONS

1.     Why have I been sent an Election Form and Letter of Transmittal?

        This Election Form and Letter of Transmittal is being delivered in connection with the Amended and Restated Agreement and Plan of Merger, dated June 29, 2017 (the "Merger Agreement"), by and among D.R. Horton, Inc. ("D.R. Horton"), Force Merger Sub, Inc., a wholly owned subsidiary of D.R. Horton ("Merger Sub"), and Forestar Group Inc. ("Forestar"), pursuant to which Merger Sub will merge with and into Forestar (the "Merger").

        You are receiving this Election Form and Letter of Transmittal because you own existing shares of Forestar common stock. This Election Form permits you to make an election as to the type of consideration (cash and/or new shares of Forestar common stock) that you wish to receive in connection with the Merger. This Election Form may be used to make an election with respect to existing shares of Forestar common stock that you hold, as listed on the first page of this Election Form.

        If the Merger is completed, each existing share of Forestar common stock will be converted into the right to receive, either (1) an amount in cash equal to $17.75 (the "cash consideration") or (2) one new share of Forestar common stock (the "stock consideration"), in each case at your election, subject to proration and adjustment procedures applicable to oversubscription and undersubscription for the cash consideration described below, which, as described below, may result in you not receiving the form of merger consideration that you elect. You may elect to receive the cash consideration or the stock consideration, or, to the extent you hold multiple shares, a combination of the two (for example, a Forestar stockholder who holds 100 shares of Forestar common stock could make a cash election with respect to 50 shares and a stock election with respect to the other 50 shares), in exchange for existing shares of Forestar common stock.

        Forestar has filed a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission ("SEC") to register the new shares of Forestar common stock that will be issued to stockholders of Forestar in connection with the Merger. The Registration Statement includes the Proxy Statement/Prospectus regarding the Merger, a copy of which is being mailed to you under separate cover. YOU ARE URGED TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS (AND ANY OTHER DOCUMENTS FILED WITH THE SEC BY FORESTAR OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT/PROSPECTUS) BECAUSE SUCH DOCUMENTS CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED MERGER. You may obtain free copies of the Proxy Statement/Prospectus and other relevant documents filed by Forestar with the SEC from the SEC's website at www.sec.gov, Forestar's website at www.forestargroup.com or from the Information Agent.

        Because elections are subject to proration and adjustment as described below, you may receive some new shares of Forestar common stock, rather than cash, even if you elected to receive cash with respect to all your existing shares of Forestar common stock (and vice versa).

2.     What is the Election Form and Letter of Transmittal?

        The Election Form and Letter of Transmittal does two things. First, it lets us know your preferred form of payment for your existing shares of Forestar common stock. Second, it allows you to surrender your share certificate(s) (if applicable) in order to receive payment for the existing shares of Forestar common stock that you own.

3.     How do I complete the Election Form and Letter of Transmittal?

        Instructions for completing the Election Form and Letter of Transmittal are set forth above.

        When completed, please sign and date the Election Form and Letter of Transmittal and send it to the Exchange Agent in the enclosed envelope along with your share certificate(s) (if applicable) so that you can make your election as to the type of consideration that you wish to receive in connection with the Merger, or make no election with respect thereof. Please see Question 15 for important information concerning the transmittal of your Election Form and Letter of Transmittal to the Exchange Agent. Please note that if your shares are held jointly, signatures of both owners are required.

        Consistent with the terms of the Merger Agreement, the Election Form and Letter of Transmittal authorizes the Exchange Agent to take all actions necessary to accomplish the delivery of the new shares of Forestar common stock and/or cash in exchange for your existing shares of Forestar common stock.

        Please return your share certificate(s) (if applicable) along with the Election Form and Letter of Transmittal in the enclosed envelope.

4.     How do I make an election if my Forestar shares are held in "street name" by my bank, brokerage firm or other nominee?

        If you hold your existing Forestar common stock in "street name" through a bank, brokerage firm or other nominee, referred to as a "nominee," you should instruct such nominee what election to make on your behalf by carefully following the instructions that you will receive from your nominee. An election will not be made on your behalf absent your instructions. You may be subject to an earlier deadline for making your election. Please contact your nominee with any questions.

5.     What is the deadline for making an election?

        To be effective, a properly completed Election Form and Letter of Transmittal (an "Election Form") must be received by Computershare, the Exchange Agent, no later than 5:00 p.m., Eastern Time, on the sixth business day prior to the closing of the Merger, unless extended (the "Election Deadline"). The Election Deadline could be as early as September 27, 2017, although the Election Deadline is based on the closing of the Merger, which remains subject to various conditions, including, among other things, receipt of the requisite approval of stockholders of Forestar. There can be no assurance as to the timing of the closing of the Merger or as to whether the Merger will be approved by stockholders of Forestar. D.R. Horton and Forestar will issue a press release announcing the Election Deadline not more than 15 business days before, and at least five business days before, the Election Deadline. Holders of existing shares of Forestar common stock who hold such shares in certificated form must also include with their completed Election Form the certificate(s) representing all their existing shares of Forestar common stock to which the Election Form relates. Holders of existing shares of Forestar common stock who hold such shares in electronic, book-entry form do not need to include any certificate(s) and simply need to return the completed Election Form. The shares of Forestar stockholders who do not properly and timely make an election as provided in the preceding sentences or who properly and timely revoke a prior election will be considered "non-election" shares. See Instruction A.7 above. You understand and acknowledge that you will not receive the merger consideration unless and until the Merger is complete and the Exchange Agent has received from you all necessary documentation.

6.     What if I do not send a form of election or it is not received?

        If the Exchange Agent does not receive a properly completed Election Form from a Forestar stockholder, together with any Forestar stock certificate(s) (or a properly completed notice of guaranteed delivery) or, in the case of uncertificated shares, all additional documents specified in the instructions included with the Election Form, by the Election Deadline, such stockholder's shares of

Forestar common stock will be considered "non-election" shares and will be converted into the right to receive the stock consideration or the cash consideration according to the proration and adjustment procedures specified in the Merger Agreement. Generally, in the event one form of merger consideration (i.e., cash or new shares of Forestar common stock) is undersubscribed, shares of Forestar common stock for which no election was validly made will be allocated to that form of merger consideration pursuant to the proration and adjustment procedures. Although electing one form of merger consideration will not guarantee that you will receive that form of merger consideration for all of your shares of Forestar common stock, in the event proration is necessary, electing shares will be allocated the undersubscribed form of merger consideration only after such form of merger consideration is allocated to "non-election" shares. You bear the risk of proper and timely delivery of all the materials that you are required to submit to the Exchange Agent in order to properly make an election.

        If you fail to make a valid election for any reason, your existing shares of Forestar common stock will be deemed to be "non-election" shares and will have no control over the type of merger consideration that you receive with respect to your shares.

7.     What does it mean if I receive more than one set of election materials?

        You may receive additional Election Forms with respect to existing shares of Forestar common stock held by you in another manner or in another name or with respect to equity awards you hold (if any). For example, you may own some shares directly as a stockholder of record and other shares through a broker or you may own shares through more than one broker. In these situations, you will receive multiple sets of election materials. You must complete, sign, date and return all of the Election Forms or follow the instructions for any alternative election procedure on each Election Form you receive in order to make an election for all of the shares you own. Each Election Form you receive comes with its own prepaid return envelope; make sure you return each Election Form in the return envelope that accompanies that Election Form.

8.     Can I change my election after my Election Form and Letter of Transmittal has been submitted?

        Yes. A holder of existing shares of Forestar common stock who has made an election may at any time prior to the Election Deadline change such election by submitting to the Exchange Agent a revised Election Form, properly completed and signed, that is received by the Exchange Agent prior to the Election Deadline.

9.     Will I receive what I ask for on the Election Form?

        You may not receive the form of consideration that you elect on the Election Form. The proration and adjustment procedures in the Merger Agreement will result, regardless of the elections made, in the aggregate cash consideration being equal to the cash component (i.e., $558,256,373). Accordingly, the number of shares of Forestar common stock to be converted into the right to receive the cash consideration (which we refer to as the "cash conversion number") will be determined by dividing the cash component by the per share cash consideration (resulting in a cash conversion number of 31,451,063), and the balance of the shares will be converted into the right to receive the stock consideration. Pursuant to proration and adjustment procedures in the Merger Agreement, if the number of shares of Forestar common stock for which a cash election has been made exceeds the cash conversion number, a pro rata portion of all those shares for which a cash election has been made will instead be converted into the right to receive the stock consideration. Similarly, if the number of shares of Forestar common stock for which a cash election has been made is less than the cash conversion number, a pro rata portion of all the shares of Forestar common stock for which a stock election has been made will instead be converted into the right to receive the cash consideration. In each case, outstanding shares of Forestar common stock with respect to which no election has been made

(i.e., "non-election" shares) will be converted to the undersubscribed form of merger consideration first. To the extent there is an increase, if any, in the number of outstanding shares of Forestar common stock between the date of the Merger Agreement and the effective time of the Merger (to the extent permitted by the Merger Agreement), the aggregate number of shares issued as stock consideration will be increased accordingly, but the aggregate amount of the cash component will not change. The allocation of the consideration payable to Forestar stockholders in the Merger will not be known until the results of the merger consideration elections made by Forestar stockholders are tallied, which will not occur until near the closing of the Merger.

10.   If the Merger is completed, how will I receive the merger consideration for my shares?

        If you are the record holder of your existing shares of Forestar common stock, after receiving the proper documentation from you and determining the proper allocations of cash and stock consideration to be paid or issued to Forestar stockholders, the Exchange Agent will forward to you a bank check for the cash to which you are entitled, less any adjustments required by the terms of the Merger Agreement and all applicable tax withholdings and, for any new shares of Forestar common stock to which you are entitled, the Exchange Agent will provide you with a Computershare account number, credit your account with the appropriate number of book-entry shares and mail you a Direct Registration Statement, in each case, shortly after closing. If your existing shares of Forestar common stock are held in "street name" by your bank, broker or other nominee, you will receive instructions from your bank, broker or other nominee as to how to submit a form of election and how to effect the surrender of your "street name" shares in order to receive the applicable consideration for those shares. Please contact your nominee for information on how you will receive the merger consideration.

11.   What happens if I sell or transfer my shares of Forestar common stock after I have made an election?

        Following the delivery of a completed Election Form, you will not be able to transfer your shares of Forestar common stock unless you revoke your election before the Election Deadline by providing written notice to the Exchange Agent. If you do not revoke your election before the Election Deadline, you will not be able to liquidate your investment in Forestar common stock for any reason until you receive the merger consideration.

12.   What if I cannot locate my share certificate(s)?

        If your certificate(s) representing shares of Forestar common stock has (have) been lost, stolen or destroyed, contact the Transfer Agent, Computershare at (877) 373-6374 or (781) 575-2723 prior to submitting the Election Form.

13.   Will I be subject to U.S. federal income tax upon the exchange of Forestar common stock for cash pursuant to the Merger?

        If you are a U.S. Holder (as defined in the section entitled "U.S. Federal Income Tax Consequences of the Merger" of the Proxy Statement/Prospectus), whether you will be required to recognize gain or loss for U.S. federal income tax purposes pursuant to the Merger will depend on whether you receive new shares of Forestar common stock, cash or a combination thereof in exchange for your existing Forestar common stock. If you receive solely new shares of Forestar common stock, you generally will not recognize gain or loss pursuant to the Merger. If you receive solely cash, you generally will recognize gain or loss in an amount equal to the difference, if any, between such cash and your adjusted tax basis in your existing shares of Forestar common stock surrendered in exchange therefor. If you receive a combination of new shares of Forestar common stock and cash pursuant to the Merger, you generally will (i) not recognize gain or loss on the receipt of the new shares of Forestar common stock pursuant to the Merger, and (ii) recognize gain or loss on the receipt of cash pursuant to the Merger in an amount equal to the difference, if any, between such cash and your adjusted tax basis in your existing shares of Forestar common stock surrendered in exchange therefore. A Non-U.S. Holder (as defined in the section entitled "U.S. Federal Income Tax Consequences of the Merger" of the Proxy Statement/Prospectus) generally will not be subject to U.S. federal income tax with respect to the exchange of existing shares of Forestar common stock for merger consideration in the Merger unless such Non-U.S. Holder exceeds certain ownership levels in Forestar or has certain connections to the United States. Because your particular circumstances may differ, you should consult your tax advisor to determine the U.S. federal income tax consequences relating to the Merger in light of your particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction.

14.   How should I send in my signed documents and share certificates?

        Your election materials may be sent to the Exchange Agent at one of the addresses provided below. Please ensure sufficient time so that the election materials are received by the Exchange Agent on or prior to the Election Deadline.

If delivering by U.S. mail:	If delivering by Overnight courier or Express Mail:
Computershare Trust Company, N.A.	Computershare Trust Company, N.A.
c/o Voluntary Corporate Actions	c/o Voluntary Corporation Actions
P.O. Box 43011	250 Royall Street, Suite V
Providence, RI 02940-3011	Canton, MA 02021

        By signing and delivering this Election Form and surrendering the certificate(s) of Forestar common stock herewith delivered to the Exchange Agent, the undersigned hereby forever waives any and all rights of appraisal and any dissenters' rights to which the undersigned may have been entitled pursuant to Section 262 of the Delaware General Corporation Law with respect to the transactions contemplated by the Merger Agreement and withdraws any and all written objections to the transactions contemplated thereby and/or demands for appraisal, if any, with respect to the shares of Forestar common stock.

        Do not send your election materials to D.R. Horton, Forestar or D. F. King in its capacity as the Information Agent, because they will not be forwarded to the Exchange Agent, and your election will be invalid. The method of delivery is at the option and risk of the electing stockholder. Registered mail, appropriately insured, with return receipt requested, is suggested. Delivery shall be effected, and risk of loss and title will pass, only upon proper delivery of the certificate(s) to the Exchange Agent.

15.   Will there be any fees associated with the exchange of my shares for the merger consideration?

        There will not be any fees associated with the exchange, except in certain limited circumstances, unless you need to replace lost, stolen or destroyed share certificate(s) or request a check or certificate representing existing shares of Forestar common stock in a name(s) other than your name.

16.   How do I change my address on the Election Form and Letter of Transmittal?

        Mark through any incorrect address information that is printed on the front of the Election Form and Letter of Transmittal. Clearly print the correct address in the area beside the printed information. If you would like to receive your payment at a different address from that imprinted on the front of the Election Form and Letter of Transmittal, please complete the Special Delivery Instructions box located on the SPECIAL PAYMENT AND DELIVERY FORM that is part of the Election Form.

17.   What do I do if I want part or all of the merger consideration paid or issued to someone else?

        If checks are to be payable or new shares of Forestar common stock are to be issued to the order of or registered in other than exactly the name(s) that appears(s) on the Election Form, the signature(s) on the Election Form must be guaranteed by an Eligible Institution (defined in Instruction B.6 above), and any certificate(s) representing such shares must be accompanied by appropriate signed stock power(s), and the signature(s) appearing on such stock power(s) must also be guaranteed by an Eligible Institution. Please also complete the SPECIAL PAYMENT AND DELIVERY FORM that is part of the Election Form.

18.   Who do I call if I have additional questions?

        Banks and brokers may call the Information Agent at (212) 269-5550. All others may contact the Information Agent toll free at (800) 290-6431.

 NOTICE OF GUARANTEED DELIVERY
OF
SHARES OF COMMON STOCK OF FORESTAR GROUP INC.

        You have received an Election Form and Letter of Transmittal (the "Election Form") pursuant to which you may make an election with respect to the type of consideration you would like to receive in connection with the merger of Force Merger Sub, Inc., a Delaware corporation ("Merger Sub") and a wholly-owned subsidiary of D.R. Horton, Inc. ("D.R. Horton"), with and into Forestar Group Inc. ("Forestar") pursuant to that certain Agreement and Plan of Merger, dated as of June 29, 2017 (the "Merger Agreement"), by and among D.R. Horton, Merger Sub and Forestar.

        This form must be submitted with a properly completed and duly executed Election Form in order to make a valid election if:

  1.
  The certificate(s) for the existing shares of Forestar common stock are not immediately available; or

  2.
  The procedures for book-entry transfer cannot be completed on or before the Election Deadline.

        This form and the Election Form must be received by the Exchange Agent before the Election Deadline, which could be as early as 5:00 p.m. Eastern Time on September 27, 2017, unless extended, followed by delivery of the shares to the Exchange Agent no later than 5:00 p.m. Eastern Time on the second trading day after the Election Deadline. D.R. Horton and Forestar will issue a press release announcing the Election Deadline not more than 15 business days before, and at least five business days before, the Election Deadline. The Election Deadline is based on the closing of the transactions contemplated by the Merger Agreement, which remains subject to various conditions, including, among other things, receipt of the requisite approval of stockholders of Forestar as provided for in the Merger Agreement. There can be no assurance as to the timing of the closing of the merger or as to whether the Merger Agreement will be approved by stockholders of Forestar.

The Exchange Agent is:

Computershare Trust Company, N.A.

If delivering by U.S. mail:	If delivering by Overnight Courier or Express Mail:
Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	Computershare Trust Company, N.A. c/o Voluntary Corporation Actions 250 Royall Street, Suite V Canton, MA 02021

By email: canoticeofguarantee@computershare.com

        Delivery of this form to an address other than as set forth above will not constitute a valid delivery.

        For this Notice of Guaranteed Delivery to be validly delivered, it must be received by the Exchange Agent at one of the above addresses, or by email, prior to the Expiration Date. Deliveries to the Company, the Dealer Manager, the Information Agent or the book-entry transfer facility (as

1
VOLUNTARY CORPORATE ACTIONS COY: FORE

described in the Offer to Purchase) may not be forwarded to the Exchange Agent and therefore may not constitute valid delivery.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures, if a signature on the Election Form is required to be guaranteed by an eligible institution under the instructions thereto, such signature guarantee must appear in the applicable space provided on the Election Form.

        If you have any questions regarding these materials, you should contact D. F. King & Co., Inc., the Information Agent, at (800) 290-6431.

        The undersigned hereby surrenders to the Exchange Agent, upon the terms and subject to the conditions set forth in the Merger Agreement, the Proxy Statement/Prospectus, dated as of [                    ], 2017, related thereto, and the related Election Form (including the instructions thereto), the number of shares of Forestar common stock set forth below (the "Shares").

        The undersigned hereby acknowledges that if the Shares are not delivered to the Exchange Agent by 5:00 p.m. Eastern Time on the second trading day after the Election Deadline, the election with respect to those Shares, as set forth on the undersigned's Election Form, will not be valid and such Shares will be deemed to be "non-election" shares (as described in the Election Form).

 ELECTION OPTIONS*

        ALL STOCK ELECTION (one share of new Forestar common stock for EACH existing share of Forestar common stock (the "Stock Consideration"))

  ☐
  Mark this box to elect to make a stock election with respect to ALL of your existing shares of Forestar common stock.

        ALL CASH ELECTION (an amount in cash equal to $17.75 for EACH existing share of Forestar common stock (the "Cash Consideration"))

  ☐
  Mark this box to elect to make a cash election with respect to ALL of your existing shares of Forestar common stock.

        MIXED ELECTION (Stock Consideration for some of your existing shares of Forestar common stock and Cash Consideration for the remainder of your existing shares of Forestar common stock)

  ☐
  Mark this box to elect to make a stock election with respect to a portion of your existing Forestar common stock (one new share of Forestar common stock per existing share of Forestar common stock) and a cash election with respect to the remainder of your existing Forestar common stock (cash equal to $17.75 per existing share of Forestar common stock). Please fill in the blank to the right to designate the whole number of existing shares of Forestar common stock that you want converted into the right to receive stock consideration. If you designate a number of shares greater than the total number of shares listed on the first page of this Election Form, you will be deemed to have made an ALL STOCK ELECTION. By checking this box, you will be deemed to have made a cash election for your remaining shares of Forestar common stock.

2
VOLUNTARY CORPORATE ACTIONS COY: FORE

*If this form and any Election Form are inconsistent, the Election Form will control.

Number of Shares Surrendered:

Certificate Number(s) (if available):
  ☐
  Check Box if Shares Will Be Delivered by Book-Entry Transfer

DTC Account Number:

Name(s) of Record Holder(s):

Address:

Telephone Number: ( )

Social Security Number or Employer Identification Number:

Dated:

Signature(s)

3
VOLUNTARY CORPORATE ACTIONS COY: FORE

 GUARANTEE

        The undersigned, a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office, branch or agency in the United States, hereby guarantees to deliver to the Exchange Agent certificates or book-entry shares representing the shares of Forestar common stock surrendered hereby, in proper form for transfer (or surrender shares pursuant to the procedure for book-entry transfer into the Exchange Agent's account at The Depository Trust Company), together with (i) a properly completed and duly executed Election Form (or facsimile thereof) with any required signature guarantees, and (ii) any other required document, by 5:00 p.m. Eastern Time on the second trading day after the Election Deadline.

Name of Firm:	(Authorized Signature)

Address:	Name:
Title:

Telephone Number: ( )	Dated:

4
VOLUNTARY CORPORATE ACTIONS COY: FORE

QuickLinks

  Exhibit 99.4
  Forward-Looking Statements
  Additional Information
  Your Forestar Stock Certificates
  Additional Information
ELECTION OPTIONS
SPECIAL PAYMENT AND DELIVERY FORM
INSTRUCTIONS
FREQUENTLY ASKED QUESTIONS
NOTICE OF GUARANTEED DELIVERY OF SHARES OF COMMON STOCK OF FORESTAR GROUP INC.
ELECTION OPTIONS
GUARANTEE